DISTINGUISHED TELECDOM EXPERT VISITS CHINA VOIP & DIGITAL TELECOM, INC. SUBSIDIARY

Professor Kan Kaili Tours Jinan Yinquan Technology Co., Ltd.  Facilities, Reviews Company’s Technology and Business Plans

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HENDERSON, NV, August 16, 2007 – – – One of the People’s Republic of China’s most distinguished telecom experts recently paid a visit to Jinan Yinquan Technology Co., Ltd., the wholly owned subsidiary of China VoIP & Digital Telecom Inc. (CVDT:OTCBB).  Professor Kan Kaili toured the VoIP Company and spent a great deal of time reviewing Jinan Yinquan’s proprietary technology and its business model.

Professor Kan currently serves as on the faculty of Beijing University of Posts and Telecommunications. He is a director of China’s Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China’s Telecommunications Act.  He formerly served as a strategy consultant on telecommunications policies and development of the World Bank.  His primary areas of concentration are policies of telecommunications and the information industry as well as business management strategy.

“We were honored that the professor spent two days evaluating all aspects of our Company and interacting with senior management,” said Li Kunwu, President and CEO of China VoIP & Digital Telecom Inc. “This afforded us the opportunity to discuss, in-depth, issues critical to our business such as the proliferation of WiFi technology in China’s cities, the rapid growth of our company, our development plans and our current technologies.  The Professor showed great interest in our WiFi and broadband telephone projects which he said ‘were leading the development of network communications.’  What we considered to be invaluable was his providing us with many proposals for the Company’s future development.”

Kunwu said that Director Xu Qun of Jinan High-Tech Development Zone Management Committee and Director Li Sheng of Qilu Software Park accompanied Professor Kan on the visit to Yinquan Technology.

“We feel it is critically important to the growth and development of our Company to reach out to experts in our industry,” said Kunwu.  “We anticipate this will be an ongoing practice at Jinan Yinquan.”

Jinan Yinquan’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in the People’s Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co. Ltd.  Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China.  The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.  The Company currently has 51 employees and is located in the Shandong Province, People’s Republic of China.

More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that we will keep reaching out to experts in our industry as an ongoing practice in the future, we are well positioned to take full advantage of the growth in the information technology and telecommunications industries in the world’s most populous nation; and that the Company’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also country risks associated with investing in China, including currency fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake Mining Inc. which outlined the company’s current business for further information and factors that may affect China VoIP & Digital Telecom Inc.’s business and results of operations. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

954-473-0677

pnasca@pnapr.com